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                                                                   EXHIBIT 10.15


                                                              September 17, 1999

Robert T. Blakely
89 Valley Drive
Greenwich, CT 06831

     Re:  Release Agreement
          -----------------

Dear Bob:

This Release Agreement ("Agreement") entered into as of the date at the end hereof is by and between Robert T. Blakely ("Employee") and the employer, Tenneco Management Company ("Employer" or "Company"), (collectively, the "Parties").

     The Parties named above agree as follows:

     1. Your employment with Employer will terminate on or before December 31, 1999 (the "Termination Date"). Effective as of the Termination Date, you will resign all positions which you hold with Tenneco Inc. and its subsidiaries and affiliates, except for your position as a trustee of the Tenneco Rabbi Trust which you will continue to hold after your Termination Date.

     2. You will be entitled to the following consideration upon the later of the Termination Date or the end of the seven-day revocation period defined in Paragraph 28, assuming you execute this Agreement, fail to revoke it during the seven-day period referred to in Paragraph 28, remain in compliance with all of the terms and conditions of this Agreement, and further assuming that your spouse executes a separate spousal waiver agreement to be tendered to your spouse ("Effective Date"):

          - PAYMENT - You will receive a lump sum payment of $1,266,000.48, less applicable tax withholdings and any amounts due the Employer, as soon as administratively feasible after the Effective Date. This payment shall be in lieu of any other payments, wages and benefits including without limitation any severance-type payment, except as expressly provided in this Agreement. If you fail to execute this Agreement by November 5, 1999, or revoke or cancel this Agreement during the seven-day period referred to


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               in Paragraph 28, Employer shall not be obligated to make this lump sum payment to you. If you revoke or cancel the Agreement after Employer has made the lump sum payment, you shall be obligated to return to Employer all benefits and payments provided to you under this Agreement, including but not limited to the lump sum payment.

          - RELOCATION LOAN MODIFICATION - The Employer and you and your spouse are parties to a June 13, 1996 Balloon Note (Fixed Rate) (the "Note"), which has a current outstanding principal balance of $400,000.00. The Employer hereby forgives the full principal balance of the Note, and all accrued interest under the Note. Accordingly, the Note is hereby canceled. The Employer shall deliver to you a release of the mortgage, given by you to the Employer securing the Note.

          - BUSINESS EXPENSES - You will receive a payment for reimbursement for any business expenses incurred by you on behalf of the Employer that have been submitted for reimbursement in accordance with the Employer's normal expense account procedures.

          - EXECUTIVE INCENTIVE COMPENSATION PLAN - Should the Company achieve the performance goals for Executive Incentive Compensation Plan ("EICP") payouts, you will receive an adjusted EICP Award prorated through the Termination Date. No future payments will be made under this Plan.

          - DEFERRED COMPENSATION - The balance of your Deferred Compensation Account will be distributed, as soon as administratively feasible after the Effective Date, in accordance with your election under the terms of the Plan.

          - RETIREMENT PLAN VESTING - Since you are a participant in the Tenneco Retirement Plan and have completed five years of service on the Termination Date, you are 100% vested in your accrued benefit under the Tenneco Retirement Plan. For information regarding your retirement benefit, call the Benefits Center at 1-800-444-5578.

          - EXECUTIVE INCENTIVE COMPENSATION PLAN RETIREMENT BENEFIT - Since you are a participant in both the Tenneco Retirement Plan and the Executive Incentive Compensation Plan, you are eligible for retirement benefits under the Tenneco Inc. Supplemental Executive Retirement Plan. For information


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               regarding these supplemental retirement benefits, call the
               Benefits Center at 1-800-444-5578.

          - ADDITIONAL SERP - Notwithstanding any other provision hereof, Employee shall be entitled to the benefits described in the document entitled "Blakely Special Appendix to the Tenneco Inc. Supplemental Executive Retirement Plan", including without limitation, deemed credit for 25 years of service and participation.

          - TENNECO INC. STOCK OPTION PLAN - You can exercise all currently exercisable options during the remainder of your employment in accordance with provisions of the Plan. Remaining options will become exercisable as of the Effective Date. Since you are eligible for retirement, your options will remain active for a period of ten (10) years following the termination of your employment (or the remaining term of the option, if less.) You will not be awarded any reload stock options upon the exercise of any such options. Except as modified herein, your stock options will continue to be subject to the rules of the 1996 Tenneco Inc. Stock Ownership Plan as amended from time to time, including without limitation, the provisions regarding adjustment and amendment of outstanding options which may result in the replacement of these options with options on the stock of Tenneco Packaging Inc.

          - TENNECO INC. PERFORMANCE SHARES - Subject to any generally applicable earlier earn-out, at the Effective Date, all outstanding performance shares awarded under the Stock Ownership Plan shall be deemed to have been earned at target and shall be paid out in Tenneco Inc. common stock.

          - TENNECO INC. RESTRICTED STOCK - Subject to any generally applicable earlier vesting, your restricted shares awarded under the Stock Ownership Plan will vest on the Effective Date and all applicable restrictions will lapse. A stock certificate for the appropriate number of shares will be delivered to you as soon as administratively feasible.

          - THRIFT PLAN - You are a participant in the Tenneco Thrift Plan and contributions to the Tenneco Thrift Plan cease upon the termination of your employment. You may then elect to receive a final settlement of your account balance, usually within four to six weeks following the receipt of


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               your properly completed election forms. You are 100% vested in the account. You should contact the Benefits Center for information about your Thrift Plan account, including any outstanding Thrift Plan loans, and the tax consequences of the distribution.

          - MEDICAL COVERAGE CONTINUATION - If enrolled in the Tenneco medical plan at the Termination Date, continued coverage under the Tenneco medical plan as it may be amended from time to time will be offered to you and your eligible dependents on an optional basis with your sharing the cost (after-tax basis) for up to twelve (12) months from the Termination Date. You remain responsible for any employee contribution required by your medical coverage choice. In the event you enroll in a group medical plan of a new employer before the end of your continuation period, your new coverage will be primary and Tenneco medical coverage will be secondary as provided in the medical plan.

               Under the regular provisions of the Tenneco medical plan, if at the time your Tenneco employment terminates, you have attained age 5 5 and 10 years of service after age 45, you will be entitled to retiree medical coverage. For information regarding your Medical Benefits, call the Benefits Center at 1-800-444-5578.

          - DENTAL COVERAGE CONTINUATION - If enrolled in the Tenneco dental plan at the Termination Date, coverage under the Tenneco dental plan as it may be amended from time to time (or the DMO option you have elected) will be offered to you and your eligible dependents on an optional basis with your sharing the cost (after-tax basis) for up to twelve (12) months from the Termination Date. You remain responsible for any employee contribution required by your dental coverage choice. In the event you enroll in a group dental plan of a new employer before the end of your continuation period, your new coverage will be primary and Tenneco dental coverage will be secondary as provided in the dental plan.

               Under the regular provisions of the Tenneco medical plan, if at the time your Tenneco employment terminates, you have attained age 55 and 10 years of service after age 45, you will be entitled to retiree medical coverage. For information regarding your Medical Benefits, call the Benefits Center at 1-800-444-5578.


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Robert T. Blakely
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          -    HEALTH CARE FLEXIBLE SPENDING ACCOUNT - If enrolled in the
               Tenneco health care flexible spending account at the Termination Date, you may, under COBRA, continue your coverage choice as it may be amended from time to time, completely at your own expense (after-tax basis), for eighteen (18) months from the Termination Date.

          - LIFE INSURANCE CONTINUATION - Under the Tenneco basic group life insurance plan as it may be amended from time to time, your basic life and accidental death and dismemberment (AD&D) coverage will continue at Company expense for twelve (12) months from the Termination Date. An individual life insurance conversion policy may be available following termination of Tenneco life insurance coverage. You may not continue your supplemental or dependent coverage past the Termination Date.

               Under the regular provisions of the Tenneco basic group life insurance plan, if at the time your Tenneco employment terminates, you are eligible for an immediately payable retirement benefit under the Tenneco Inc. Supplemental Executive Retirement Plan, you may be entitled to retiree insurance coverage. For information regarding retiree life insurance, call the Benefits Center at 1-800-444-5578.

          - DISABILITY AND ACCIDENT INSURANCE - Your participation in the Tenneco Inc. Long Term Disability and Travel Accident Insurance Plans ceases upon your termination of employment.

          - BENEFIT PLANS - Except as set out in this Agreement, the provisions of the policies or plan documents will control.

          - VACATION - If applicable, employer will pay you an amount equal to earned and unused vacation for 1999, subject to withholding of taxes.

          - COMPUTER/OFFICE EQUIPMENT - Employer will transfer to you, upon your payment of $500.00, ownership of the office equipment as identified on Exhibit C, however, no license or other right to use any computer software is granted to you by virtue of this transfer. Further, no property identified in Exhibit C that is leased by the Employer will transfer to you under this Agreement.


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Robert T. Blakely
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     3.   You acknowledge that the aggregate of all benefits set forth in
          Paragraph 2 of this Agreement is greater than the aggregate to which you are already entitled. IN ADDITION TO THE OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND IN NO WAY IN LIMIT OF THOSE OTHER RESTRICTIONS AND CONDITIONS, YOU SHALL NOT BE ENTITLED TO ANY RETENTION, SEVERANCE, OR OTHER NON-VESTED BENEFITS SET FORTH IN THIS AGREEMENT IN THE EVENT YOU RESIGN YOUR EMPLOYMENT PRIOR TO THE TERMINATION DATE. FURTHERMORE, IN THE EVENT THAT YOU TRANSFER TO ANOTHER TENNECO COMPANY OR ONE OF ITS AFFILIATES OR SUCCESSORS AS DEFINED IN PARAGRAPH 4, YOU SHALL FORFEIT ALL RIGHTS TO ANY RETENTION, SEVERANCE OR OTHER NON-VESTED BENEFITS SET FORTH IN THIS AGREEMENT.

     4. You acknowledge that your employment shall terminate with Employer, its direct or indirect subsidiaries, affiliates, parents, and related companies or entities, regardless of its or their form of business organization, including without limitation the plans described in Paragraph 7 (all collectively the "Employer Entities"), on or before the Termination Date.

     5. In exchange for the compensation and benefits described in Paragraph 2, you release and discharge any and all Employer Entities as defined in Paragraph 4 and any and all of their past and present subsidiaries, affiliates, parents, related companies, persons and entities, directors, employees, officers, agents, partners, insurers, attorneys, trustees, administrators and fiduciaries (all collectively the "Released Parties") from any and all claims, demands, and causes- of action, whether arising in contract, tort or any other theory of action, whether arising in law or equity, whether known or unknown, accrued or unaccrued, asserted or unasserted, from the effective date of this Agreement, except for those obligations created by or arising out of this Agreement. You expressly waive the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claim against any Released Party not now known by you to exist. Except as necessary for you to enforce this Agreement, this Agreement is intended to be a general release that extinguishes all claims by you against any Employer Entity. Without limiting the generality of this Paragraph, if you commence or continue any claim in violation of this Agreement, the Released Party shall be entitled to assert this Agreement as a bar to such action or proceeding.


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Robert T. Blakely
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     6.   Without in any way limiting the generality of the foregoing, this
          Agreement constitutes a full release and disclaimer of any and all claims arising or accruing up to the effective date of this Agreement, including but not limited to any claims arising out of or in any way connected with or relating to the termination of your employment and any claims arising out of or in any way connected with or related to your employment with Employer or any other Employer Entity up to the effective date of this Agreement. The scope of this waiver includes but is not limited to claims arising under 29 U.S.C. (s) 1981, the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C. (s)
          621), Title VII of the Civil Rights Act of 1964 as amended, (42 U.S.C.ss.2000e), the Americans With Disabilities Act (42 U.S.C. ss.1210 1), the Worker Adjustment Retraining and Notification Act (29 U.S.C.ss. 2101), the Family and Medical Leave Act of 1993 (29 U.S.C.ss.2601), the Connecticut Human Rights and Opportunities Act, the Connecticut Family and Medical Leave laws (Conn. Gen. Stat. 31-5 1 cc to 31-51 gg and Ct. Legis. 96-140, effective January 1, 1997), the Texas Human Rights Act, (Tex. Rev. Civ. Stat. Art. 5221k), the Illinois Human Rights Act, the Wisconsin Fair Employment Act, the New York Human Rights Law, the New York Equal Pay Law, the New York Rights of Persons with a Disability Law, the New York Equal Rights Law, the National Labor Relations Act, any claims for breach of contract, wrongful or retaliatory discharge, tortious action, inaction or interference of any sort, and any claim under any other state, local or federal statute, regulation or ordinance, or common law cause of action.

     7. It is expressly agreed that the payments described in Paragraph 2 of this Agreement are in full and complete satisfaction of any and all liabilities or obligations which any Employer Entity, including any plan, fund or program sponsored, maintained or contributed to by any Employer Entity, has or may have to you under or with respect to any employee benefit plan described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any payment or other item excluded from the definition of "employee welfare benefit plan", "employee pension benefit plan" or "employee benefit plan" under the rules of 29 C.F.R. Section 2510.3-1, 2510.3-2 or 2510.3-3, as the case may be, and any employee benefit plan described in Section 4 of ERISA. It is further agreed that the payments described in this Agreement exceed in value anything to which you may be already entitled.


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     8.   You represent that you have not assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein against a Released Party.

     9. You represent that as of the Termination Date, you will have turned over to Employer all originals and copies of expense reports, notes, memoranda, records, documents, Employer manuals, credit cards, pass keys, computers, computer diskettes, office equipment, sales records and data, and all other information or property, no matter how produced, reproduced or maintained, which you have in your possession and pertain to the business of any Employer Entity, including but not limited to lists of customers, prices, marketing plans, strategies, documents relating to the legal rights and obligations of any Employer Entity, the work product of any attorney employed or retained by any Employer Entity, and other confidential materials or information obtained by you in the course of your employment.

     10. You acknowledge that the business and services of all Employer Entities are highly specialized and that the following information is not generally known, is highly confidential and constitutes trade secrets: proprietary technical and business information relating to any Employer Entity's plans, analysis or strategies concerning international or domestic acquisitions, possible acquisitions or new ventures; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes; installation, service and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any Employer Entity's services and products, including components and parts thereof, non-public information acquired by you concerning the requirements and specifications of any Employer Entity's agents, vendors, contractors, customers and potential customers; non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any Employer Entity's legal rights and obligations; the work product of any attorney employed by or retained by any Employer Entity; and any other information which is sufficiently secret to derive economic value from not being generally known.

     11. You shall maintain in the strictest confidence and will not, directly or indirectly, use, intentionally or inadvertently, publish or otherwise disclose to any person or entity whatever, any trade secrets, or any confidential, proprietary or other non-public


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Robert T. Blakely
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          information of or belonging to any Employer Entity -or any agent, joint venturer, contractor, customer, vendor or supplier of any Employer Entity (collectively, the "Confidential Information"), regardless of its form without the prior written explicit consent of Employer. You shall take reasonable precautions to protect the inadvertent disclosure of Confidential Information. Your obligations under this Agreement with respect to Confidential Information shall extend for the period that such information is not generally known outside of the relevant Employer Entity for reasons other than disclosure or disclosures made by you or on your behalf. All duties and obligations set forth in this Agreement shall be in addition to those which exist under statute and at common law and shall not negate but shall be in addition to or coextensive with those obligations arising under any agreements or documents executed by you during your employment with Employer. Should you be served with legal process seeking to compel disclosure of any such information, you shall notify the General Counsel of Employer immediately.

     12. Paragraphs 10 - 11 hereof shall be deemed to consist of a series of separate covenants. Should a determination be made by a court of competent jurisdiction that the character, duration, or geographical scope of those provisions are unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Parties that these shall be construed by the court in such a manner as to impose only those restrictions on your conduct which are reasonable in light of the circumstances as they then exist and as are necessary to assure the relevant Employer Entity of their intended benefit. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants because, taken together, they are more extensive than necessary to assure the relevant Employer Entity of the intended benefit, then it is expressly understood and agreed that those of such covenants which, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed modified or eliminated in order to enforce the remaining provisions.

     13. In expansion and not in limitation of Paragraphs 9, 10, and 11, hereof, it is specifically provided that among the communications, publications and disclosures forbidden or restricted by such Paragraphs, are any such communications, publications or disclosures by means of electronic, computer, print or other media, including without limitation, any use of the Internet, chat rooms, bulletin boards web sites, etc.


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Robert T. Blakely
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          You hereby agree that Employer would suffer significant damages, which would be difficult to completely quantify in the event you or any Affiliate breached the provisions of Paragraphs 9, 10, or 11 of this Agreement. You acknowledge that any violation of any such Paragraphs by you or by an Affiliate shall be treated as a material breach and that you shall pay to Employer either $50,000 in total liquidated damages, or, alternatively, the actual damages suffered by Employer as a result of the breach if Employer is able to adequately establish that actual total damages exceeded $50,000. You hereby acknowledge and agree that as of the September 17, 1999, $50,000 represents a reasonable estimate of the minimum damages that Employer can be expected to incur as a result of any such breach.

     14. Nothing in this Agreement shall be construed as an admission of any wrongdoing by any person or entity.

     15. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement that are not inconsistent with its terms.

     16. You shall provide thorough and accurate information and testimony voluntarily to or on behalf of any Employer Entity, regarding any investigation or court case initiated by or against any Employer Entity or by any government agency, but you agree not to disclose or to discuss with anyone who is not directing or assisting in any Employer Entity investigation or case, other than your attorney, the fact of or the subject matter of any investigation, except as required by law. You will cooperate with the Employer Entity and promptly provide such information. If the Employer Entity requests information, it will attempt to work with you to arrange times that reasonably accommodate you, and will reimburse you for commuting, parking or other similar expenses and, to the extent permitted by law, will reasonably compensate you for any significant imposition on your time by the request.

     17. You acknowledge that any employment or contractual relationship between you and any and all Employer Entities, including but not limited to the Employer, will terminate by virtue of this Agreement on or before the Termination Date. In consideration of this Agreement, you waive any and all employment rights that you now have with any Employer Entity, except as otherwise expressly provided in this Agreement. You agree not to seek reinstatement, reemployment, or future employment as a new employee, and no Employer Entity has an obligation,


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Robert T. Blakely
Page 11


          contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate you in the future.

     18. You agree to keep confidential the terms, conditions, and amounts set forth in this Agreement and not to disclose any information relating to this Agreement to any employee or former employee of any Employer Entity except as required by law, or a court of competent jurisdiction.

     19. It is further agreed that if any provision of this Agreement contravenes the law of any state or jurisdiction where this Agreement is to be performed or enforced, such provision shall be deemed not to be a part of this Agreement, and the other provisions of this Agreement, shall remain in full force and effect.

     20. The failure of the Employer to exercise any rights under this Agreement upon any breach or threatened breach by you shall not constitute a waiver of any rights arising by reason of other or similar breaches.

     21. You shall have no right of assignment or transfer of any rights herein or any sums that may accrue to you hereunder, nor shall any creditor or other claimant have any right to assert any interest in or right to receive such sums either by voluntary or involuntary act on their part, by any writ or garnishment or attachment or otherwise.

     22. The rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut without regard to that or any other state's rules regarding conflict of laws. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Parties.

     23. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, assigns, administrators, executors and legal representatives of the Parties and other entities described in this Agreement.

     24. You warrant that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that you are entering into this Agreement without any threat or coercion and without reliance on any statement or representation made on behalf of any Employer Entity or by any person employed by or representing any Employer Entity, except for the written provisions and promises contained in this Agreement.


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Page 12


     25. This Agreement constitutes the entire agreement and understanding between the Parties with regard to all matters, including but not limited to your employment, the cessation of your employment from Employer, payments owed to you, and the other subject matters addressed in this Agreement. This Agreement supersedes and replaces all prior commitments, negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters contained in this Agreement. This Agreement is an integrated document and the consideration stated herein is the sole consideration for this Agreement.

     26. This Agreement is being delivered to you on September 17, 1999. You shall have fifty days, or until November 5, 1999, to decide whether to sign the Agreement and be bound by its terms.

     27.  Employer informs you of the following:

               a) In order to be eligible for the benefits. contained in this Release Agreement, you must: (i) have worked in the Finance Department on January 1, 1999 and, (ii) terminate your employment on or before your Termination Date, and (iii) agree on or before November 5, 1999 to terminate your employment under the terms of a valid separation agreement, by executing this Agreement.

               b) This severance program covers the following class, unit or group of individuals: employees in Tenneco Management Company terminated pursuant to a reduction-in-force.

               c) Attached at Exhibit A, this Agreement contains the job titles and ages of all individuals in the Company eligible or selected for the program.

               d) Attached at Exhibit B, this Agreement contains the job titles and ages of all individuals in the Company who are not eligible or selected for the program.

     28. In addition, the Parties agree that even after signing the Agreement, you shall have the right to revoke or cancel it only within seven days after signing it. This cancellation or revocation can be accomplished by delivery of a written notification if you wish to revoke the Agreement to the Vice President of Human Resources. In the event that this Agreement is canceled or revoked by you, Employer shall have no obligation to meet any of the commitments described in this Agreement.


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Page 13


     29. You acknowledge that you have been advised and encouraged by Employer to consult your own attorney prior to signing this Agreement, and that you execute this Agreement voluntarily.

     30. You acknowledge that you have read this Agreement and that you understand that the Agreement will have the effect of waiving any action or recovery you might pursue, including breach of contract, personal injury, discrimination on the basis of race, age, sex, national origin, citizenship, religion, veteran status, handicap, or disability and any other claims arising prior to the date of the Agreement.

     Please return the executed original of this letter to Stephen J. Smith, Vice President Human Resources, 1275 King Street, Greenwich, Connecticut 06831.

     Sincerely,


     /s/ Stephen J. Smith

     Stephen J. Smith
     Vice President Human Resources
     Tenneco Inc.



     /s/ Dana G. Mead
     -------------------------------------
     Dana G. Mead
     Chairman and Chief Executive Officer




     AGREED AND ACCEPTED:



     /s/ Robert T. Blakely                     Date:  November 3, 1999
     -------------------------------------          ----------------------
     Robert T. Blakely

                        MODIFICATION OF RELEASE AGREEMENT

          The parties hereto have entered into the Release Agreement, dated September 17, 1999 (the "Release Agreement").

          This Modification supersedes and amends the Release Agreement as and to the extent set forth herein.

          Notwithstanding any provision of the Release agreement to the contrary, Robert T. Blakely ("Officer") shall not be deemed to have waived any rights to indemnification, contribution or reimbursement to which Officer is or would otherwise be entitled by contract, operation of law or otherwise, including without limitation, under and pursuant to the Delaware General Corporation Law, the certificate of incorporation of Tenneco Inc., the By-Laws of Tenneco Inc., any contract, the Tenneco Rabbi Trust or any insurance policy or other similar arrangement at any time maintained by Tenneco Inc. or any of its subsidiaries or any right in respect or resulting from any legal, accounting, financial or other advice provided to Tenneco Inc. or any of its subsidiaries or Officer by any legal counsel, accountant, financial advisor, engineer, consultant or other similar person, firm or corporation in the discharge of such Officer's employment as an officer, director or employee of Tenneco Inc. or any of it subsidiaries or as a representative of Tenneco Inc. or any of its subsidiaries. Neither Tenneco Inc. nor any of its subsidiaries will, for a period of ten years from the date of the spin-off described below, amend or modify or terminate any such certificate of incorporation, by-law, contract, insurance policy or other arrangement if the effect thereof could be to eliminate or diminish the protection afforded the Officer thereby in any material respect.

          Officer shall also retain, without cost to Officer, the benefit of all the liability insurance coverage maintained by Tenneco Inc., Tenneco Packaging Inc., Tenneco Automotive Inc. or otherwise, including, without limitation, the Tenneco Inc. Director and Officer and Fiduciary "run-off" insurance policies to be purchased in connection with the Tenneco Packaging Inc. spin-off. Tenneco Inc. and Tenneco Management Company each further agrees jointly and severally to purchase and keep in force, at their sole expense, such coverage for its full term and to deliver proof of such coverage to Officer.

          Nothing contained herein or in the Release Agreement shall be deemed to be a waiver or discharge of any right which the Officer has or may have if the effect of any such waiver or discharge would be to abrogate or diminish any right the Officer or Tenneco Inc. or any of its subsidiaries has or may have under any insurance policy or other similar arrangement.




Dated:  November 3, 1999
      --------------------------

/s/ Robert T. Blakely
--------------------------------
Robert T. Blakely


                                   TENNECO INC.


                                   By:  /s/ Dana G. Mead
                                       -------------------------------------
                                        Dana G. Mead
                                        Chairman and Chief Executive Officer


                                   TENNECO MANAGEMENT COMPANY


                                   By:  /s/ Stephen J. Smith
                                       -------------------------------------
                                        Stephen J. Smith
                                        Vice President Human Resources






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